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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Discovery Partners International, Inc. for the registration of 8,305,300 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2004, with respect to the consolidated financial statements of Discovery Partners International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG LLP

San Diego, California
March 9, 2004

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS